Exhibit 99.1

INVO Fertility Announces a 1:3 Reverse Stock Split Effective Pre-Market Opening on July 21, 2025

SARASOTA, Fla., July 17, 2025 (GLOBE NEWSWIRE) – INVO Fertility, Inc. (“INVO”) (NASDAQ: IVF), a healthcare company focused on the fertility market, announced today that it will effect a 1-for-3 reverse split of its issued and outstanding and authorized common stock effective as of 12:01 a.m. Eastern Time on July 21, 2025. Commencing with the opening of trading on The Nasdaq Capital Market on July 21, 2025, the Company’s common stock will trade on a post-split basis under the same trading symbol, “IVF”.

As a result of the reverse stock split, the CUSIP number for the Company’s common stock will be 44984F708. As a result of the reverse stock split, every 3 shares of issued and outstanding common stock will be exchanged for 1 share of common stock, with any fractional shares being rounded up to the next higher whole share. Immediately after the reverse stock split becomes effective, the company will have approximately 928,272 shares of common stock issued and outstanding. In addition, a proportionate adjustment will be made to the company’s authorized shares of common stock such that the Company shall have 1,388,888 shares of authorized common stock after the effective time of the reverse stock split.

The reverse stock split is primarily intended to bring the Company into compliance with Nasdaq’s $1.00 per share minimum bid price requirement for continued listing. However, no assurance can be given that such reverse stock split will enable the Company to regain compliance with the Nasdaq minimum bid price requirement.

About INVO Fertility

We are a healthcare services fertility company dedicated to expanding assisted reproductive technology (“ART”) care to patients in need. Our principal commercial strategy is focused on building, acquiring and operating fertility clinics, including “INVO Centers” dedicated primarily to offering the intravaginal culture (“IVC”) procedure enabled by our INVOcell® medical device (“INVOcell”) and US-based, profitable in vitro fertilization (“IVF”) clinics. We have two operational INVO Centers in the United States and one IVF clinic. We also continue to engage in the sale and distribution of our INVOcell technology solution into third-party owned and operated fertility clinics. The INVOcell is a proprietary and revolutionary medical device, and the first to allow fertilization and early embryo development to take place in vivo within the woman’s body. The IVC procedure provides patients with a more natural, intimate, and affordable experience in comparison to other ART treatments. We believe the IVC procedure can deliver comparable results at a fraction of the cost of traditional IVF and is a significantly more effective treatment than intrauterine insemination (“IUI”). For more information, please visit www.invofertility.com.

Safe Harbor Statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company invokes the protections of the Private Securities Litigation Reform Act of 1995. All statements regarding our expected future financial position, results of operations, cash flows, financing plans, business strategies, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, as well as statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements. All forward-looking statements involve risks, uncertainties, and contingencies, many of which are beyond our control, which may cause actual results, performance, or achievements to differ materially from anticipated results, performance, or achievements. Factors that may cause actual results to differ materially from those in the forward-looking statements include those set forth in our filings at www.sec.gov. We are under no obligation to (and expressly disclaim any such obligation to) update or alter our forward-looking statements, whether as a result of new information, future events, or otherwise.

For more information, please contact:

INVO Fertility, Inc.
Steve Shum, CEO
978-878-9505
sshum@invobio.com

Investor Contact
Lytham Partners, LLC
Robert Blum
602-889-9700
INVO@lythampartners.com

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